Exhibit 99.1

ESPORTS ENTERTAINMENT GROUP, INC.

2020 EQUITY AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN: DEFINITIONS

The name of the plan is the ESPORTS ENTERTAINMENT GROUP, INC. 2020 EQUITY AND INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to encourage, retain and enable the officers, employees, directors, Consultants and other key persons of ESPORTS ENTERTAINMENT GROUP, INC., a Nevada corporation (including any successor entity, the “Company”) and its Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

The following terms shall be defined as set forth below:

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights (“SAR”), Restricted Stock Awards (including preferred stock), Unrestricted Stock Awards, Restricted Stock Units or any combination of the foregoing.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan; provided, however, in the event of any conflict in the terms of the Plan and the Award Agreement, the terms of the Plan shall govern.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Cause,” it shall mean (i) the grantee’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the grantee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the grantee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the grantee by the Company; (iv) the grantee’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) the grantee’s material violation of any provision of any agreement(s) between the grantee and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions.

“Chief Executive Officer” means the Chief Executive Officer of the Company or, if there is no Chief Executive Officer, then the President of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Consultant” means any entity or natural person that provides bona fide services to the Company (including a Subsidiary), and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Disability” means such condition which renders a Person (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expect to last for a continuous period of not less than 12 months, (B) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company, (C) determined to be totally disabled by the Social Security Administration, or (D) determined to be disabled under a disability insurance program which provides for a definition of disability that meets the requirements of this section.

“Effective Date” means the date on which the Plan is adopted as set forth in this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee based on the reasonable application of a reasonable valuation method that is consistent with Section 409A of the Code. If the Stock is admitted to trade on a national securities exchange, the determination shall be made by reference to the closing price reported on such exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. If the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent).

“Good Reason” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Good Reason,” it shall mean (i) a material diminution in the grantee’s base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees of the Company or (ii) a change of more than 100 miles in the geographic location at which the grantee provides services to the Company, so long as the grantee provides at least 90 days’ notice to the Company following the initial occurrence of any such event and the Company fails to cure such event within 30 days thereafter.

“Grant Date” means the date that the Committee designates in its approval of an Award in accordance with applicable law as the date on which the Award is granted, which date may not precede the date of such Committee approval.

“Holder” means, with respect to an Award or any Shares, the Person holding such Award or Shares, including the initial recipient of the Award or any Permitted Transferee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Permitted Transferees” shall mean any of the following to whom a Holder may transfer Shares hereunder (as set forth in Section 9(a)(ii)(A)): the Holder’s child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons control the management of assets, and any other entity in which these persons own more than fifty percent of the voting interests; provided, however, that any such trust does not require or permit distribution of any Shares during the term of the Award Agreement unless subject to its terms. Upon the death of the Holder, the term Permitted Transferees shall also include such deceased Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees, as the case may be.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Restricted Stock Award” means Awards granted pursuant to Section 7 and “Restricted Stock” means Shares issued pursuant to such Awards.

“Restricted Stock Unit” means an Award of phantom stock units to a grantee, which may be settled in cash or Shares as determined by the Committee, pursuant to Section 8.

“Sale Event” means the consummation of i) a change in the ownership of the Company, ii) a change in effective control of the Company, or iii) a change in the ownership of a substantial portion of the assets of the Company. The occurrence of a Sale Event shall be acknowledged by the plan administrator or board of directors, by strictly applying these provisions without any discretion to deviate from the objective application of the definitions provided herein. ; provided, however, that any capital raising event, or a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.”

Except as otherwise provided herein, a change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This section applies only when there is a transfer of stock of the Company (or issuance of stock) which remains outstanding after the transaction.

A change in the effective control of the Company occurs only on either of the following dates: (1) The date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; (2) The date a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election.

A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12- month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director or other key person (including Consultants) of the Company or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Shares” means shares of Stock.

“Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Stock Appreciation Right” means any right to receive from the Company upon exercise by an optionee or settlement, in cash, Shares, or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent of the Company or any Subsidiary.

“Termination Event” means the termination of the Award recipient’s Service Relationship with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including, without limitation, upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily. The following shall not constitute a Termination Event: (i) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Committee, if the individual’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

“Unrestricted Stock Award” means any Award granted pursuant to Section 7 and “Unrestricted Stock” means Shares issued pursuant to such Awards.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Compensation Committee of the Board, comprised of not less than two directors. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable).

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the amount, if any, of Incentive Stock Options, Non-Qualified Stock Options, SARs, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number and types of Shares to be covered by any Award and, subject to the provisions of the Plan, the price, exercise price, conversion ratio or other price relating thereto;

(iv) to determine and, subject to Section 12, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of Award Agreements;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) to impose any limitations on Awards, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;

(vii) subject to Section 5(a)(ii) and any restrictions imposed by Section 409A, to extend at any time the period in which Stock Options may be exercised; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and all Holders.

(c) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, including its certificate of incorporation or bylaws, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION

(a) Stock Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be 1,500,000 Shares (the “Share Reserve”), subject to adjustment as provided in Section 3(b) and the following sentence regarding the annual increase. In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than nine years, commencing on January 1, 2021 and ending on (and including) January 1, 2029, in an amount equal to 233,968 shares (which is the equivalent of 4% of the 5,849,207 shares of Stock outstanding as of June 30, 2019). Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Stock than would otherwise occur pursuant to the preceding sentence. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), the Shares subject to such Stock Award, to the extent of any such expiration, termination or settlement, will again be available for issuance under the Plan. If any shares of Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan. For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award, and no more than 200,000 Shares may be issued pursuant to Incentive Stock Options. The value of any Shares granted to a non-employee director of the Company, when added to any annual cash payments or awards, shall not exceed an aggregate value of two hundred thousand dollars ($200,000) in any calendar year.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional Shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, in each case, without the receipt of consideration by the Company, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for other securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate and proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per Share subject to each outstanding Award, and (iv) the exercise price for each Share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The Committee shall in any event make such adjustments as may be required by the laws of Nevada and the rules and regulations promulgated thereunder. The adjustment by the Committee shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c) Sale Events.

(i) Options.

(A) In the case of and subject to the consummation of a Sale Event, the Plan and all outstanding Options and SARs issued hereunder shall become one hundred percent (100%) vested upon the effective time of any such Sale Event. New stock options or other awards of the successor entity or parent thereof shall be substituted therefor, with an equitable or proportionate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(B) In the event of the termination of the Plan and all outstanding Options and SARs issued hereunder pursuant to Section 3(c), each Holder of Options shall be permitted, within a period of time prior to the consummation of the Sale Event as specified by the Committee, to exercise all such Options or SARs which are then exercisable or will become exercisable as of the effective time of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

(C) Notwithstanding anything to the contrary in Section 3(c)(i)(A), in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Holders of Options, without any consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of Shares subject to outstanding Options being cancelled (to the extent then vested and exercisable, including by reason of acceleration in connection with such Sale Event, at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested and exercisable Options.

(ii) Restricted Stock and Restricted Stock Unit Awards.

(A) In the case of and subject to the consummation of a Sale Event, all unvested Restricted Stock and unvested Restricted Stock Unit Awards issued hereunder shall become one hundred percent (100%) vested, with an equitable or proportionate adjustment as to the number and kind of shares subject to such awards as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(B) Such Restricted Stock shall be repurchased from the Holder thereof at the then Fair Market Value of such shares, (subject to adjustment as provided in Section 3(b)) for such Shares.

(C) Notwithstanding anything to the contrary in Section 3(c)(ii)(A), in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Holders of Restricted Stock or Restricted Stock Unit Awards, without consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the Sale Price times the number of Shares subject to such Awards, to be paid at the time of such Sale Event or upon the later vesting of such Awards.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, directors, Consultants and key persons of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion; provided, however, that Awards shall be granted only to those individuals described in Rule 701(c) of the Securities Act.

SECTION 5. STOCK OPTIONS

Upon the grant of a Stock Option, the Company and the grantee shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Terms of Stock Options. The Committee in its discretion may grant Stock Options to those individuals who meet the eligibility requirements of Section 4. Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i) Exercise Price. The exercise price per share for the Shares covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price per share for the Shares covered by such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value on the Grant Date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years from the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the Grant Date.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable and/or vested at such time or times, whether or not in installments, as shall be determined by the Committee at or after the Grant Date. The Award Agreement may permit a grantee to exercise all or a portion of a Stock Option immediately at grant; provided that the Shares issued upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Stock Option, such Shares shall be deemed to be Restricted Stock for purposes of the Plan, and the optionee may be required to enter into an additional or new Award Agreement as a condition to exercise of such Stock Option. An optionee shall have the rights of a stockholder only as to Shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. An optionee shall not be deemed to have acquired any Shares unless and until a Stock Option shall have been exercised pursuant to the terms of the Award Agreement and this Plan and the optionee’s name has been entered on the books of the Company as a stockholder.

(iv) Method of Exercise. Stock Options may be exercised by an optionee in whole or in part, by the optionee giving written or electronic notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods (or any combination thereof) to the extent provided in the Award Agreement:

(A) In cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee;

(B) If permitted by the Committee, by the optionee delivering to the Company a promissory note, if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his or her Stock Option; provided, that at least so much of the exercise price as represents the par value of the Stock shall be paid in cash if required by state law;

(C) If permitted by the Committee, through the delivery (or attestation to the ownership) of Shares that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. To the extent required to avoid variable accounting treatment under applicable accounting rules, such surrendered Shares if originally purchased from the Company shall have been owned by the optionee for at least six months. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;

(D) If permitted by the Committee and by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(E) If permitted by the Committee, and only with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. No certificates for Shares so purchased will be issued to the optionee or, with respect to uncertificated Stock, no transfer to the optionee on the records of the Company will take place, until the Company has completed all steps it has deemed necessary to satisfy legal requirements relating to the issuance and sale of the Shares, which steps may include, without limitation, (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the Shares for the optionee’s own account and not with a view to any sale or distribution of the Shares or other representations relating to compliance with applicable law governing the issuance of securities, (ii) the legending of the certificate (or notation on any book entry) representing the Shares to evidence the foregoing restrictions, and (iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the shares of Stock (or the transfer to the optionee on the records of the Company with respect to uncertificated Stock) to be purchased pursuant to the exercise of a Stock Option will be contingent upon (A) receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws and (B) if required by the Company, the optionee shall have entered into any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Stock. In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of Shares attested to by the Optionee.

(b) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and any Subsidiary that become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000 or such other limit as may be in effect from time to time under Section 422 of the Code. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(c) Termination. Any portion of a Stock Option that is not vested and exercisable on the date of termination of an optionee’s Service Relationship shall immediately expire and be null and void. Once any portion of the Stock Option becomes vested and exercisable, the optionee’s right to exercise such portion of the Stock Option (or the optionee’s representatives and legatees as applicable) in the event of a termination of the optionee’s Service Relationship shall continue until the earliest of: (i) the date which is: (A) 12 months following the date on which the optionee’s Service Relationship terminates due to death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement), or (B) three months following the date on which the optionee’s Service Relationship terminates if the termination is due to any reason other than death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement), or (ii) the Expiration Date set forth in the Award Agreement; provided that notwithstanding the foregoing, an Award Agreement may provide that if the optionee’s Service Relationship is terminated for Cause, the Stock Option shall terminate immediately and be null and void upon the date of the optionee’s termination and shall not thereafter be exercisable.

SECTION 6. STOCK APPRECIATION RIGHTS

The Committee is authorized to grant SARs to optionees with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine –

(a) SARs may be granted under the Plan to optionees either alone or in addition to other Awards granted under the Plan and may, but need not, relate to specific Option granted under Section 5.

(b) The exercise price per Share under a SAR shall be determined by the Committee, provided, however, that except in the case of a substitute Award, such exercise price shall not be less than the fair market value of a Share on the date of grant of such SAR.

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part. Unless otherwise determined by the Committee or unless otherwise set forth in an Award Agreement, the provisions set forth in Section 5 above with respect to exercise of an Award following termination of service shall apply to any SAR. The Committee may specify in an Award Agreement that an “in-the-money” SAR shall be automatically exercised on its expiration date.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible individual under Section 4 hereof a Restricted Stock Award under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on the type of stock upon which restrictions are placed, continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives and/or such other criteria as the Committee may determine. Upon the grant of a Restricted Stock Award, the Company and the grantee shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee of Restricted Stock shall be considered the record owner of and shall be entitled to vote the Restricted Stock if, and to the extent, such Shares are entitled to voting rights, subject to such conditions contained in the Award Agreement. The grantee shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in subsection (d) below of this Section, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank and such other instruments of transfer as the Committee may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Award Agreement. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 12 below, in writing after the Award Agreement is issued, if a grantee’s Service Relationship with the Company and any Subsidiary terminates, the Company or its assigns shall have the right, as may be specified in the relevant instrument, to repurchase some or all of the Shares subject to the Award at such purchase price as is set forth in the Award Agreement.

(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify in the Award Agreement the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the substantial risk of forfeiture imposed shall lapse and the Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Award Agreement.

SECTION 8. UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible person under Section 4 hereof an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 9. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Committee may, in its sole discretion, grant to an eligible person under Section 4 hereof Restricted Stock Units under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Vesting conditions may be based on continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives which may be based on targets for revenue, revenue growth, EBITDA, net income, earnings per share and/or other such criteria as the Committee may determine. Upon the grant of Restricted Stock Units, the grantee and the Company shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee and may differ among individual Awards and grantees. On or promptly following the vesting date or dates applicable to any Restricted Stock Unit, but in no event later than March 15 of the year following the year in which such vesting occurs, such Restricted Stock Unit(s) shall be settled in the form of cash or shares of Stock, as specified in the Award Agreement. Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of.

(b) Rights as a Stockholder. A grantee shall have the rights of a stockholder only as to Shares, if any, acquired upon settlement of Restricted Stock Units. A grantee shall not be deemed to have acquired any such Shares unless and until the Restricted Stock Units shall have been settled in Shares pursuant to the terms of the Plan and the Award Agreement, the Company shall have issued and delivered a certificate representing the Shares to the grantee (or transferred on the records of the Company with respect to uncertificated stock), and the grantee’s name has been entered in the books of the Company as a stockholder.

(c) Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s cessation of Service Relationship with the Company and any Subsidiary for any reason.

SECTION 10. TRANSFER RESTRICTIONS; COMPANY RIGHT OF FIRST REFUSAL; COMPANY REPURCHASE RIGHTS

(a) Restrictions on Transfer.

(i) Non-Transferability of Stock Options. Restricted Stock awards granted under Section 7, Stock Options, SARs and, prior to exercise, the Shares issuable upon exercise of such Stock Option, shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Stock Option or Restricted Stock award that the optionee may transfer by gift, without consideration for the transfer, his or her Non-Qualified Stock Options to his or her family members (as defined in Rule 701 of the Securities Act), to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners (to the extent such trusts or partnerships are considered “family members” for purposes of Rule 701 of the Securities Act), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement, including the execution of a stock power upon the issuance of Shares. Stock Options, SARs and the Shares issuable upon exercise of such Stock Options, shall be restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” (as defined in the Exchange Act) or any “call equivalent position” (as defined in the Exchange Act) prior to exercise.

(ii) Shares. No Shares shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless (i) the transfer is in compliance with the terms of the applicable Award Agreement, all applicable securities laws (including, without limitation, the Securities Act), and with the terms and conditions of this Section 9, (ii) the transfer does not cause the Company to become subject to the reporting requirements of the Exchange Act, and the transferee consents in writing to be bound by the provisions of the Plan and the Award Agreement, including this Section 10. In connection with any proposed transfer, the Committee may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Committee, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act). Any attempted transfer of Shares not in accordance with the terms and conditions of this Section 9 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such transfer, shall otherwise refuse to recognize any such transfer and shall not in any way give effect to any such transfer of Shares. The Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity including, without limitation, seeking specific performance or the rescission of any transfer not made in strict compliance with the provisions of this Section 10. Subject to the foregoing general provisions, and unless otherwise provided in the applicable Award Agreement, Shares may be transferred pursuant to the following specific terms and conditions (provided that with respect to any transfer of Restricted Stock, all vesting and forfeiture provisions shall continue to apply with respect to the original recipient):

(A) Transfers to Permitted Transferees. The Holder may transfer any or all of the Shares to one or more Permitted Transferees; provided, however, that following such transfer, such Shares shall continue to be subject to the terms of this Plan (including this Section 9) and such Permitted Transferee(s) shall, as a condition to any such transfer, deliver a written acknowledgment to that effect to the Company and shall deliver a stock power to the Company with respect to the Shares. Notwithstanding the foregoing, the Holder may not transfer any of the Shares to a Person whom the Company reasonably determines is a direct competitor or a potential competitor of the Company or any of its Subsidiaries.

(B) Transfers Upon Death. Upon the death of the Holder, any Shares then held by the Holder at the time of such death and any Shares acquired after the Holder’s death by the Holder’s legal representative shall be subject to the provisions of this Plan, and the Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Shares to the Company or its assigns under the terms contemplated by the Plan and the Award Agreement.

(b) Right of First Refusal. In the event that a Holder desires at any time to sell or otherwise transfer all or any part of his or her Shares (other than shares of Restricted Stock which by their terms are not transferrable), the Holder first shall give written notice to the Company of the Holder’s intention to make such transfer. Such notice shall state the number of Shares that the Holder proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 9(b), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder shall be required to pay a transaction processing fee of $10,000 to the Company (unless waived by the Committee) and then may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder’s notice. Any Shares not sold to the proposed transferee shall remain subject to the Plan. If the Holder is a party to any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Shares, (i) the transferring Holder shall comply with the requirements of such stockholders agreements or other agreements relating to any proposed transfer of the Offered Shares, and (ii) any proposed transferee that purchases Offered Shares shall enter into such stockholders agreements or other agreements with the Company and/or certain of the Company’s stockholders relating to the Offered Shares on the same terms and in the same capacity as the transferring Holder.

(c) Company’s Right of Repurchase.

(i) Right of Repurchase for Unvested Shares Issued Upon the Exercise of an Option. Upon a Termination Event, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares acquired upon exercise of a Stock Option which is still subject to a risk of forfeiture as of the Termination Event. Such repurchase rights may be exercised by the Company within the later of (A) six months following the date of such Termination Event or (B) seven months after the acquisition of Shares upon exercise of a Stock Option. The repurchase price shall be equal to the lower of the original per share price paid by the Holder, subject to adjustment as provided in Section 3(b) of the Plan, or the current Fair Market Value of such Shares as of the date the Company elects to exercise its repurchase rights.

(ii) Right of Repurchase With Respect to Restricted Stock. Upon a Termination Event, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares received pursuant to a Restricted Stock Award any Shares that are still subject to a risk of forfeiture as of the Termination Event. Such repurchase right may be exercised by the Company within six months following the date of such Termination Event. The repurchase price shall be the lower of the original per share purchase price paid by the Holder, subject to adjustment as provided in Section 3(b) of the Plan, or the current Fair Market Value of such Shares as of the date the Company elects to exercise its repurchase rights.

(iii) Procedure. Any repurchase right of the Company shall be exercised by the Company or its assigns by giving the Holder written notice on or before the last day of the repurchase period of its intention to exercise such repurchase right. Upon such notification, the Holder shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Holder, the Company or its assignee or assignees shall deliver to him, her or them a check for the applicable repurchase price; provided, however, that the Company may pay the repurchase price by offsetting and canceling any indebtedness then owed by the Holder to the Company.

(d) Escrow Arrangement.

(i) Escrow. In order to carry out the provisions of this Section 9 of this Plan more effectively, the Company shall hold any Shares issued pursuant to Awards granted under the Plan in escrow together with separate stock powers executed by the Holder in blank for transfer. The Company shall not dispose of the Shares except as otherwise provided in this Plan. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Holder, as the Holder’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer subject to the Company’s repurchase and first refusal rights, the Company shall, at the written request of the Holder, deliver to the Holder a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this Section.

(ii) Remedy. Without limitation of any other provision of this Plan or other rights, in the event that a Holder or any other Person is required to sell a Holder’s Shares pursuant to the provisions of Sections 9(b) or (c) hereof and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for such Holder or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by such Holder as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Shares to be sold pursuant to the provisions of Sections 9(b) or (c), such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

(e) Lockup Provision. If requested by the Company, a Holder shall not sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of a public offering by the Company of Shares as the Company shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, each Holder shall execute a separate letter confirming his or her agreement to comply with this Section.

(f) Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Section 9 shall apply with equal force to additional and/or substitute securities, if any, received by Holder in exchange for, or by virtue of his or her ownership of, Shares.

(g) Termination. The terms and provisions of Section 9(b) and Section 9(c) (except for the Company’s right to repurchase Shares still subject to a risk of forfeiture upon a Termination Event) shall terminate upon consummation of any Sale Event, in either case as a result of which Shares are registered under Section 12 of the Exchange Act and publicly-traded on any national security exchange.

SECTION 11. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates (or evidence of book entry) to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. The Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from Shares to be issued pursuant to an Award a number of Shares having an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 12. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as may be specified by the Committee from time to time. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. The Company makes no representation or warranty and shall have no liability to any grantee under the Plan or any other Person with respect to any penalties or taxes under Section 409A that are, or may be, imposed with respect to any Award. It is the intent of the Board that payments and benefits under the Plan comply with or be exempt from Section 409A and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted the Plan shall be interpreted to be in compliance therewith or exempt therefrom. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed upon a Participant by Section 409A or damages to a Participant for failing to comply with Section 409A.

SECTION 13. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. The Committee may exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation of outstanding Stock Options and by granting such holders new Awards in replacement of the cancelled Stock Options. To the extent determined by the Committee to be required either by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or otherwise, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 12 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c). The Board reserves the right to amend the Plan and/or the terms of any outstanding Stock Options to the extent reasonably necessary to comply with the requirements of the exemption pursuant to Rule 12h-1 of the Exchange Act.

SECTION 14. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly so determine in connection with any Award.

SECTION 15. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards, as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company; provided that stock certificates to be held in escrow pursuant to Section 9 of the Plan shall be deemed delivered when the Company shall have recorded the issuance in its records. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) No Employment Rights. The adoption of the Plan and the grant of Awards do not confer upon any Person any right to continued employment or Service Relationship with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award on or after the grantee’s death or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

(f) Legend. Any certificate(s) representing the Shares shall carry substantially the following legend (and with respect to uncertificated Stock, the book entries evidencing such shares shall contain the following notation):

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers contained in the Plan and any agreements entered into thereunder by and between the company and the holder of this certificate (a copy of which is available at the offices of the company for examination).

(g) Information to Holders of Options. In the event the Company is relying on the exemption from the registration requirements of Section 12(g) of the Exchange Act contained in paragraph (f)(1) of Rule 12h-1 of the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act to all holders of Options in accordance with the requirements thereunder. The foregoing notwithstanding, the Company shall not be required to provide such information unless the option holder has agreed in writing, on a form prescribed by the Company, to keep such information confidential.

SECTION 16. EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board and shall be approved by stockholders in accordance with applicable state law and the Company’s articles of incorporation and bylaws within 12 months thereafter. If the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any Awards granted or sold under the Plan shall be rescinded and no additional grants or sales shall thereafter be made under the Plan. Subject to such approval by stockholders and to the requirement that no Shares may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the date the Plan is adopted by the Board or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

SECTION 17. GOVERNING LAW

This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the laws of the State of Nevada as to matters within the scope thereof, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Nevada.

DATE ADOPTED BY THE BOARD OF DIRECTORS:	June 29, 2020

DATE ADOPTED BY THE SHAREHOLDERS:______________________

ESPORTS ENTERTAINMENT GROUP, INC.

2020 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE AND

RESTRICTED STOCK UNIT AGREEMENT

Esports Entertainment Group, Inc., a Nevada corporation (the “Company”), pursuant to its Esports Entertainment Group, Inc. 2020 Equity Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Holder”), Restricted Stock Units to be settled in the form of the number of shares of Stock set forth below (the “Restricted Stock Units”). These Restricted Stock Units are subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Agreement.

Holder:

Grant Date:

Vesting Commencement Date:

Number of Units to be Settled in Shares of Stock:

Vesting Schedule:

By his or her signature, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. Holder has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement.

Holder understands and agrees that these Restricted Stock Units do not alter the nature of his or her employment relationship with the Company and is not a promise of continued employment or service for the vesting period of the Restricted Stock Units or any portion of it.

The Plan, this Grant Notice and the Restricted Stock Unit Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Holder with respect to the subject matter hereof, including without limitation, the provisions of any employment agreement or offer letter regarding equity awards to be awarded to Holder by the Company, or any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Holder by the Company.

ESPORTS ENTERTAINMENT GROUP, INC.	HOLDER

By:
Print Name:
Title:
Address:	Address:

EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Agreement (this “Agreement”) is attached, Esports Entertainment Group, Inc., a Nevada corporation (the “Company”), has granted to Holder Restricted Stock Units under the Esports Entertainment Group, Inc. 2020 Equity Incentive Plan (the “Plan”) to be settled in the number of shares of Stock indicated in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The Restricted Stock Units are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF RESTRICTED STOCK UNIT

2.1 Grant of Restricted Stock Units. In consideration of Holder’s past and/or continued employment with or service to the Company or a Parent or Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Holder the Restricted Stock Units to be settled in the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement.

2.2 No Right to Continued Employment. Nothing in the Plan, the Grant Notice, or this Agreement shall confer upon the Holder any right to continue in the employ or service of the Company or any Parent or Affiliate or shall interfere with or restrict in any way the rights of the Company and any Parent or Affiliate, which rights are hereby expressly reserved, to discharge or terminate the services of the Holder at any time for any reason whatsoever, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Holder.

ARTICLE III.

VESTING AND SETTLEMENT

3.1 Generally. Payment of vested Restricted Stock Units subject to this Agreement shall be made by the Company delivering one share of Stock for each vested Restricted Stock Unit to the Holder.

3.2 Vesting and Payment. The Restricted Stock Units subject to this Agreement shall vest on the vesting date specified in the Grant Notice, subject to the vesting conditions set forth in the Grant Notice, unless the Holder’s Service Relationship with the Company and any Subsidiary shall cease for any reason prior to such vesting date. On or promptly following the vesting date or dates applicable to any Restricted Stock Unit, but in no event later than March 15 of the year following the year in which such vesting occurs, such Restricted Stock Unit(s) shall be settled in the form of shares of Stock.

3.3 Termination. The Holder’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the Holder’s cessation of Service Relationship with the Company and any Subsidiary for any reason.

ARTICLE IV.

OTHER PROVISIONS

4.1 Rights as Stockholder. The Holder shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the shares of Stock issuable upon settlement of the Restricted Stock Units until the Holder becomes the record holder of those shares of Stock following their actual issuance. In addition, Holder shall not be entitled to any dividend equivalent rights with respect to the shares of Stock issuable upon settlement of the Restricted Stock Units.

4.2 Non-Transferability of Restricted Stock Units. The Restricted Stock Units and this Agreement shall not be transferable other than by will, the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company. Notwithstanding the foregoing, the Restricted Stock Units and this Agreement may be transferable to the Holder’s family members, to a trust or entity established by the Holder for estate planning purposes, to a charitable organization designated by the Holder or pursuant to a qualified domestic relations order. Except to the extent permitted by this Section 4.2, the Restricted Stock Units may be settled during the Holder’s lifetime only by the Holder or the Holder’s legal representative or similar person. Except as permitted by this Section 4.2, the Restricted Stock Units may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Restricted Stock Units, the Restricted Stock Units and all rights thereunder shall immediately become null and void.

4.3 Adjustments. The Holder acknowledges that the Restricted Stock Units, including the vesting of the Restricted Stock Units and the number of shares of Stock issuable upon settlement of the Restricted Stock Units, is subject to adjustment in the discretion of the Committee upon the occurrence of certain events as provided in this Agreement and Section 3 of the Plan.

4.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder’s signature on the Grant Notice. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice that is required to be given to Holder shall, if Holder is then deceased, be given to the person entitled to the Restricted Stock Units pursuant to Section 4.2 by written notice under this Section 4.4. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.6 Governing Law; Severability. The laws of the State of Nevada shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

4.7 Conformity to Securities Laws. Holder acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are granted and may be settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.8 Tax Representations. Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.9 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Restricted Stock Units and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.10 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall impair any rights or obligations under this Agreement in any material way without the prior written consent of Holder.

ESPORTS ENTERTAINMENT GROUP, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

EMPLOYEE

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) entered into as of the ______, 20__ (the “Effective Date”), by and between Esports Entertainment Group, Inc. (the “Company”) and _____________ (the “Optionee”).

WHEREAS, pursuant to the authority of the Board of Directors (the “Board”), the Company has granted the Optionee the right to purchase common stock, $0.001 par value per share (“Common Stock”) of the Company pursuant to stock options, at not less than 100% of fair market value, granted under the Esports Entertainment Group, Inc. 2020 Equity and Incentive Plan, approved by the Board (the “Plan”).

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Non-Qualified Options. The Company hereby irrevocably grants to the Optionee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option to purchase all or any part of an aggregate of _________________ shares of authorized but unissued or treasury common stock of the Company (the “Options”) on the terms and conditions herein set forth. The Common Stock shall be unregistered under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company voluntarily files a registration statement covering such shares of Common Stock with the Securities and Exchange Commission. The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Price. The exercise price of the shares of Common Stock subject to the Options granted hereunder shall be $____.

3. Vesting.

(a) The Options shall vest on _______, 20___, subject to the terms herein and the Optionee continuing to perform services for the Company in the capacity in which they serve on the date of grant on each applicable vesting date. In lieu of fractional vesting, the number of Options shall be rounded up each time until fractional Options are eliminated.

(b) Subject to Sections 3(c) and 4 of this Agreement, Options may be exercised by providing to the Company the Notice of Option Exercise in the form attached hereto as Exhibit A after vesting and remain exercisable until 5:30 p.m. New York time on the date that is the fifth (5th) year anniversary of the date of this Agreement.

(c) However, notwithstanding any other provision of this Agreement, at the option of the Board in its sole and absolute discretion, all Options shall be immediately forfeited in the event any of the following events occur:

(i) The termination of the Optionee’s employment with the Company for Cause or without Good Reason, as such terms are defined in the employment agreement of such Optionee, or if such term or terms is not defined in the employment agreement or there is not an employment agreement, as defined by the Plan;

(ii) The Optionee purchases or sells securities of the Company without written authorization in accordance with the Company’s insider trading policy then in effect, if any;

(iii) The Optionee (A) discloses, publishes or authorizes anyone else to use, disclose or publish, without the prior written consent of the Company, any proprietary or confidential information of the Company, including, without limitation, any information relating to existing or potential customers, business methods, financial information, trade or industry practices, sales and marketing strategies, employee information, vendor lists, business strategies, intellectual property, trade secrets or any other proprietary or confidential information or (B) directly or indirectly uses any such proprietary or confidential information for the individual benefit of the Optionee or the benefit of a third party;

(iv) During the term of employment and for a period of two (2) years thereafter, the Optionee disrupts or damages, impairs or interferes with the business of the Company or its Affiliates by recruiting, soliciting or otherwise inducing any of their respective employees to enter into employment or other relationship with any other business entity, or terminate or materially diminish their relationship with the Company or its Affiliates, as applicable;

(v) During the term of employment and for a period of one (1) year thereafter, the Optionee solicits or directs business of any person or entity who is (A) a customer of the Company or its Affiliates at any time or (B) solicited to be a “prospective customer” of the Company or its Affiliates, in any case either for such Optionee or for any other person or entity. For purposes of this clause (v), “prospective customer” means a person or entity who contacted, or is contacted by, the Company or its Affiliates regarding the provision of services to or on behalf of such person or entity; provided that the Optionee has actual knowledge of such prospective customer;

(vi) The Optionee fails to reasonably cooperate to effect a smooth transition of the Optionee’s duties and to ensure that the Company is apprised of the status of all matters the Optionee is handling or is unavailable for consultation after termination of employment of the Optionee if such availability is a condition of any agreement to which the Company and the Optionee are parties;

(vii) The Optionee fails to assign all of such Optionee’s rights, title and interest in and to any and all ideas, inventions, formulas, source codes, techniques, processes, concepts, systems, programs, software, computer data bases, trademarks, service marks, brand names, trade names, compilations, documents, data, notes, designs, drawings, technical data and/or training materials, including improvements thereto or derivatives therefrom, whether or not patentable or subject to copyright or trademark or trade secret protection, developed and produced by the Optionee used or intended for use by or on behalf of the Company or the Company’s clients;

(viii) The Optionee acts in a disloyal manner to the Company, such as making comments, whether oral or in writing, that tend to disparage or injure (i) the reputation or business of the Company or its Affiliates, or is likely to result in discredit to, or loss of business, reputation or goodwill of, the Company or its Affiliates or (ii) its directors, officers or stockholders; or

(ix) A finding by the Board that the Optionee has acted against the interests of the Company or in a manner that has or may have a detrimental effect on the Company.

(d) For purposes of this Agreement, “Affiliate” means with respect to a person or entity, any other person or entity controlled by, in control of or under common control with such person or entity, and “controlled,” “controlled by,” and “under common control with” shall mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise) of a person or entity.

4. Termination of Relationship.

(a) If for any reason, except death or disability as provided below, the Optionee ceases to perform the services for which the Options were granted, all unvested options shall be automatically and irrefutably forfeited effective three months from the date the Optionee ceases to perform such services, except as otherwise provided herein.

(b) If the Optionee shall die while performing services for the Company, such Optionee’s estate or any Transferee (as defined hereinafter) shall have the right within twelve (12) months from the date of death to exercise the Optionee’s vested Options, subject to Section 3(c) hereof. For the purpose of this Agreement, “Transferee” shall mean an individual to whom such Optionee’s vested Options are transferred by will or by the laws of descent and distribution.

(c) If the Optionee shall become disabled while performing services for the Company within the meaning of Section 22(e)(3) of the Code, the three-month period referred to in Section 4(a) of this Agreement shall be extended to one year.

5. Profits on the Sale of Certain Shares; Redemption. If any of the events specified in Section 3(c) of this Agreement occur within one (1) year from the last date the Optionee performed services for which the Options were granted (the “Termination Date”), all profits earned from the sale of the Company’s securities, including the sale of shares of Common Stock underlying the Options, during the two (2) year period commencing one (1) year prior to the Termination Date shall be forfeited and forthwith paid by the Optionee to the Company within ten (10) days after the Optionee receives written demand from the Company for such payment and a copy of the documentation of the sale, including, without limitation, the purchase price therefor. Further, in such event, the Company may at its option redeem shares of Common Stock acquired upon exercise of the Options by payment of the exercise price to the Optionee. The Company’s rights under this Section 5 do not lapse one year from the Termination Date, but are a contract right subject to any appropriate statutory limitation period.

6. Transfer. No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

7. Method of Exercise. The Options shall be exercisable by a written notice in the manner and form identified on Exhibit A hereto which information shall include:

(a) state the election to exercise the Options, the number of shares to be exercised, the natural person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered and such person’s address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

(b) contain such representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as set forth in Section 11 hereof;

(c) be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options; and

(d) be accompanied by full payment of the purchase or exercise price in United States dollars in cash or by bank or cashier’s check, certified check or money order or if permitted by the Company, by executing a “cashless exercise” through the Company’s designated broker to promptly deliver to the Company the amount of proceeds from the sale of shares having a fair market value equal to the purchase price on the date of exercise.

The certificate or certificates for shares of Common Stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

8. Sale of Shares Acquired Upon Exercise of Options. If the Optionee is an officer (as defined by Section 16(b) of the Securities Exchange Act of 1934, as amended (“Section 16(b)”), any shares of the Company’s Common Stock acquired pursuant to Options granted hereunder cannot be sold by the Optionee, subject to Rule 144 promulgated under the Securities Act, until at least six (6) months elapse from the date of grant of the Options, except in the case of death or disability or if the grant was exempt from the short-swing profit provisions of Section 16(b).

9. Adjustments. Upon the occurrence of any of the following events, the Optionee’s rights with respect to Options granted to such Optionee hereunder shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Optionee and the Company relating to such Options:

(a) Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Stock Right have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Stock Right, as well as the price per share of Common Stock (or cash, as applicable) covered by each such outstanding Option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company or the voluntary cancellation whether by virtue of a cashless exercise of a derivative security of the Company or otherwise shall not to be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board or Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall effect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Right. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company;

(b) In the event of the proposed dissolution or liquidation of the Company, the Board or Compensation Committee shall notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, a Stock Right will terminate immediately prior to the consummation of such proposed action;

(c) In the event of a merger of the Company with or into another corporation, or a Change of Control, each outstanding Stock Right shall be assumed (as defined below) or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Stock Rights, the participants shall fully vest in and have the right to exercise their Stock Rights as to which it would not otherwise be vested or exercisable. If a Stock Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board or Compensation Committee shall notify the participant in writing or electronically that the Stock Right shall be fully vested and exercisable for a period of at least 15 days from the date of such notice, and any Options or SARs Shall terminate one minute prior to the closing of the merger or sale of assets. For the purposes of this section 9(c), the Stock Right Shall be considered “assumed” if, following the merger or Change of Control, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Stock Right immediately prior to the merger or Change of Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its parent, the Board or Compensation Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Stock Right, for each share of Common Stock subject to the Stock Right, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or Change in Control;

(d) Notwithstanding the foregoing, any adjustments made pursuant to Section 3(b) of the Plan, with respect to ISOs shall be made only after the Board or Compensation Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 425(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Board or Compensation Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs it may refrain from making such adjustments;

(e) No fractional shares shall be issued and the Optionee shall receive from the Company cash based on the fair market value of the shares of Common Stock in lieu of such fractional shares; or

(f) The Board or the Compensation Committee shall determine the specific adjustments to be made under this Section 9, and its determination shall be conclusive.

10. Necessity to Become Holder of Record. Neither the Optionee, the Optionee’s estate, nor the Transferee have any rights as a shareholder with respect to any shares of Common Stock covered by the Options until such Optionee, estate or Transferee, as applicable, shall have become the holder of record of such shares of Common Stock. No adjustment shall be made for cash dividends or cash distributions, ordinary or extraordinary, in respect of such shares of Common Stock for which the record date is prior to the date on which such Optionee, estate or Transferee, as applicable, shall become the holder of record thereof.

11. Conditions to Exercise of Options.

(a) In order to enable the Company to comply with the Securities Act and relevant state law, the Company may require the Optionee, the Optionee’s estate or any Transferee, as a condition of the exercise of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares of Common Stock subject to the Options are being acquired for such Optionee’s, estate’s or Transferee’s, as applicable, own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares of Common Stock either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares of Common Stock being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

(b) The Options are subject to the requirement that, if at any time the Board shall determine, in its sole and absolute discretion, that the listing, registration or qualification of the shares of Common Stock subject to the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of such shares of Common Stock under the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

12. Duties of Company. The Company will at all times during the term of the Options:

(a) Reserve and keep available for issue such number of shares of its authorized and unissued shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement;

(b) Pay all original issue taxes with respect to the issue of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith; and

(c) Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

13. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

14. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties hereto are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Duval County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

15. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

16. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or by facsimile delivery as follows:

The Optionee:	[●]
Telephone: [●]

The Company:	Esports Entertainment Group, Inc.
170 Pater House, Psaila Street
Birkirkara, Malta, BKR 9077
Telephone: 356 2757 7000

or to such other address as either of them, by notice to the other, may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

17. Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled from the non-prevailing party to its reasonable attorneys’ fee, costs and expenses.

18. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance, shall be governed or interpreted according to the laws of the State of Nevada without regard to choice of law considerations.

19. Oral Evidence. This Agreement, along with the Plan, an employment agreement and any amendment thereto, constitute the entire agreement between the parties hereto and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be made by facsimile signature, which shall be deemed to be an original.

21. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have set their hand the day and year first above written.

ESPORTS ENTERTAINMENT GROUP, INC.

By:
Name:	Grant Johnson
Title:	Chief Executive Officer

OPTIONEE:

By:
Name:
Address:

[Signature page to Non-qualified Stock Option Agreement]

EXHIBIT A

FORM OF NOTICE OF OPTION EXERCISE

To: Esports Entertainment Group, Inc. (the “Company”)

(1) The undersigned hereby elects to purchase __________ shares of Common Stock of the Company (the “Shares”) pursuant to the terms of the Option Agreement by and between the Company and the undersigned dated as of __________ ___, 20__, and tenders herewith payment of the exercise price in full as set forth below.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States in the form of cash or by a bank check or cashier’s check made payable by the undersigned to the Company;

[  ] in lawful money of the United States in the form of a wire transfer to the account specified by the Company;

[  ] in the form of shares of a “cashless exercise”; or

[  ] in the form of shares of Common Stock pursuant to Section 3 of the Plan.

(3) Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

____________________________________

The Shares shall be delivered via overnight courier (with tracking information to be provided to the undersigned) to the following address:

____________________________ ____________________________ ____________________________ Attn: ________________________ Tel: _________________________

OPTIONEE __________________________________

[Exhibit A to Non-qualified Stock Option Agreement]

ESPORTS ENTERTAINMENT GROUP, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

DIRECTOR

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) entered into as of the ______, 20__ (the “Effective Date”), by and between Esports Entertainment Group, Inc. (the “Company”) and _____________ (the “Optionee”).

WHEREAS, pursuant to the authority of the Board of Directors (the “Board”), the Company has granted the Optionee the right to purchase common stock, $0.001 par value per share (“Common Stock”) of the Company pursuant to stock options, at not less than 100% of fair market value, granted under the Esports Entertainment Group, Inc. 2020 Equity and Incentive Plan, approved by the Board (the “Plan”).

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Non-Qualified Options. The Company hereby irrevocably grants to the Optionee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option to purchase all or any part of an aggregate of _________________ shares of authorized but unissued or treasury common stock of the Company (the “Options”) on the terms and conditions herein set forth. The Common Stock shall be unregistered under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company voluntarily files a registration statement covering such shares of Common Stock with the Securities and Exchange Commission. The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Price. The exercise price of the shares of Common Stock subject to the Options granted hereunder shall be $____.

3. Vesting.

(a) The Options shall vest on _______, 20___, subject to the terms herein and the Optionee continuing to perform services for the Company in the capacity in which they serve on the date of grant on each applicable vesting date. In lieu of fractional vesting, the number of Options shall be rounded up each time until fractional Options are eliminated.

(b) Subject to Sections 3(c) and 4 of this Agreement, Options may be exercised by providing to the Company the Notice of Option Exercise in the form attached hereto as Exhibit A after vesting and remain exercisable until 5:30 p.m. New York time on the date that is the fifth (5th) year anniversary of the date of this Agreement.

(c) However, notwithstanding any other provision of this Agreement, at the option of the Board in its sole and absolute discretion, all Options shall be immediately forfeited in the event any of the following events occur:

(i) The termination of the services provided to the Company by Optionee in his/her capacity as a director of the Company for Cause or without Good Reason, as such terms are defined in a service and/or director agreement of such Optionee, or if such term or terms is not defined in a service and/or director agreement or there is not a service agreement, as defined by the Plan;

(ii) The Optionee purchases or sells securities of the Company without written authorization in accordance with the Company’s insider trading policy then in effect, if any;

(iii) The Optionee (A) discloses, publishes or authorizes anyone else to use, disclose or publish, without the prior written consent of the Company, any proprietary or confidential information of the Company, including, without limitation, any information relating to existing or potential customers, business methods, financial information, trade or industry practices, sales and marketing strategies, employee information, vendor lists, business strategies, intellectual property, trade secrets or any other proprietary or confidential information or (B) directly or indirectly uses any such proprietary or confidential information for the individual benefit of the Optionee or the benefit of a third party;

(iv) During the term of service and for a period of two (2) years thereafter, the Optionee disrupts or damages, impairs or interferes with the business of the Company or its Affiliates by recruiting, soliciting or otherwise inducing any of their respective employees to enter into employment or other relationship with any other business entity, or terminate or materially diminish their relationship with the Company or its Affiliates, as applicable;

(v) During the term of employment and for a period of one (1) year thereafter, the Optionee solicits or directs business of any person or entity who is (A) a customer of the Company or its Affiliates at any time or (B) solicited to be a “prospective customer” of the Company or its Affiliates, in any case either for such Optionee or for any other person or entity. For purposes of this clause (v), “prospective customer” means a person or entity who contacted, or is contacted by, the Company or its Affiliates regarding the provision of services to or on behalf of such person or entity; provided that the Optionee has actual knowledge of such prospective customer;

(vi) The Optionee fails to reasonably cooperate to effect a smooth transition of the Optionee’s duties and to ensure that the Company is apprised of the status of all matters the Optionee is handling or is unavailable for consultation after termination of employment of the Optionee if such availability is a condition of any agreement to which the Company and the Optionee are parties;

(vii) The Optionee fails to assign all of such Optionee’s rights, title and interest in and to any and all ideas, inventions, formulas, source codes, techniques, processes, concepts, systems, programs, software, computer data bases, trademarks, service marks, brand names, trade names, compilations, documents, data, notes, designs, drawings, technical data and/or training materials, including improvements thereto or derivatives therefrom, whether or not patentable or subject to copyright or trademark or trade secret protection, developed and produced by the Optionee used or intended for use by or on behalf of the Company or the Company’s clients;

(viii) The Optionee acts in a disloyal manner to the Company, such as making comments, whether oral or in writing, that tend to disparage or injure (i) the reputation or business of the Company or its Affiliates, or is likely to result in discredit to, or loss of business, reputation or goodwill of, the Company or its Affiliates or (ii) its directors, officers or stockholders; or

(ix) A finding by the Board that the Optionee has acted against the interests of the Company or in a manner that has or may have a detrimental effect on the Company.

(d) For purposes of this Agreement, “Affiliate” means with respect to a person or entity, any other person or entity controlled by, in control of or under common control with such person or entity, and “controlled,” “controlled by,” and “under common control with” shall mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise) of a person or entity.

4. Termination of Relationship.

(a) If for any reason, except death or disability as provided below, the Optionee ceases to perform the services for which the Options were granted, all unvested options shall be automatically and irrefutably forfeited effective three months from the date the Optionee ceases to perform such services, except as otherwise provided herein.

(b) If the Optionee shall die while performing services for the Company, such Optionee’s estate or any Transferee (as defined hereinafter) shall have the right within twelve (12) months from the date of death to exercise the Optionee’s vested Options, subject to Section 3(c) hereof. For the purpose of this Agreement, “Transferee” shall mean an individual to whom such Optionee’s vested Options are transferred by will or by the laws of descent and distribution.

(c) If the Optionee shall become disabled while performing services for the Company within the meaning of Section 22(e)(3) of the Code, the three-month period referred to in Section 4(a) of this Agreement shall be extended to one year.

5. Profits on the Sale of Certain Shares; Redemption. If any of the events specified in Section 3(c) of this Agreement occur within one (1) year from the last date the Optionee performed services for which the Options were granted (the “Termination Date”), all profits earned from the sale of the Company’s securities, including the sale of shares of Common Stock underlying the Options, during the two (2) year period commencing one (1) year prior to the Termination Date shall be forfeited and forthwith paid by the Optionee to the Company within ten (10) days after the Optionee receives written demand from the Company for such payment and a copy of the documentation of the sale, including, without limitation, the purchase price therefor. Further, in such event, the Company may at its option redeem shares of Common Stock acquired upon exercise of the Options by payment of the exercise price to the Optionee. The Company’s rights under this Section 5 do not lapse one year from the Termination Date, but are a contract right subject to any appropriate statutory limitation period.

6. Transfer. No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

7. Method of Exercise. The Options shall be exercisable by a written notice in the manner and form identified on Exhibit A hereto which information shall include:

(a) state the election to exercise the Options, the number of shares to be exercised, the natural person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered and such person’s address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

(b) contain such representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as set forth in Section 11 hereof;

(c) be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options; and

(d) be accompanied by full payment of the purchase or exercise price in United States dollars in cash or by bank or cashier’s check, certified check or money order or if permitted by the Company, by executing a “cashless exercise” through the Company’s designated broker to promptly deliver to the Company the amount of proceeds from the sale of shares having a fair market value equal to the purchase price on the date of exercise.

The certificate or certificates for shares of Common Stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

8. Sale of Shares Acquired Upon Exercise of Options. If the Optionee is an officer (as defined by Section 16(b) of the Securities Exchange Act of 1934, as amended (“Section 16(b)”), any shares of the Company’s Common Stock acquired pursuant to Options granted hereunder cannot be sold by the Optionee, subject to Rule 144 promulgated under the Securities Act, until at least six (6) months elapse from the date of grant of the Options, except in the case of death or disability or if the grant was exempt from the short-swing profit provisions of Section 16(b).

9. Adjustments. Upon the occurrence of any of the following events, the Optionee’s rights with respect to Options granted to such Optionee hereunder shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Optionee and the Company relating to such Options:

(a) Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Stock Right have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Stock Right, as well as the price per share of Common Stock (or cash, as applicable) covered by each such outstanding Option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company or the voluntary cancellation whether by virtue of a cashless exercise of a derivative security of the Company or otherwise shall not to be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board or Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall effect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Right. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company;

(b) In the event of the proposed dissolution or liquidation of the Company, the Board or Compensation Committee shall notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, a Stock Right will terminate immediately prior to the consummation of such proposed action;

(c) In the event of a merger of the Company with or into another corporation, or a Change of Control, each outstanding Stock Right shall be assumed (as defined below) or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Stock Rights, the participants shall fully vest in and have the right to exercise their Stock Rights as to which it would not otherwise be vested or exercisable. If a Stock Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board or Compensation Committee shall notify the participant in writing or electronically that the Stock Right shall be fully vested and exercisable for a period of at least 15 days from the date of such notice, and any Options or SARs Shall terminate one minute prior to the closing of the merger or sale of assets. For the purposes of this section 9(c), the Stock Right Shall be considered “assumed” if, following the merger or Change of Control, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Stock Right immediately prior to the merger or Change of Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its parent, the Board or Compensation Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Stock Right, for each share of Common Stock subject to the Stock Right, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or Change in Control;

(d) Notwithstanding the foregoing, any adjustments made pursuant to Section 3(b) of the Plan, with respect to ISOs shall be made only after the Board or Compensation Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 425(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Board or Compensation Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs it may refrain from making such adjustments;

(e) No fractional shares shall be issued and the Optionee shall receive from the Company cash based on the fair market value of the shares of Common Stock in lieu of such fractional shares; or

(f) The Board or the Compensation Committee shall determine the specific adjustments to be made under this Section 9, and its determination shall be conclusive.

10. Necessity to Become Holder of Record. Neither the Optionee, the Optionee’s estate, nor the Transferee have any rights as a shareholder with respect to any shares of Common Stock covered by the Options until such Optionee, estate or Transferee, as applicable, shall have become the holder of record of such shares of Common Stock. No adjustment shall be made for cash dividends or cash distributions, ordinary or extraordinary, in respect of such shares of Common Stock for which the record date is prior to the date on which such Optionee, estate or Transferee, as applicable, shall become the holder of record thereof.

11. Conditions to Exercise of Options.

(a) In order to enable the Company to comply with the Securities Act and relevant state law, the Company may require the Optionee, the Optionee’s estate or any Transferee, as a condition of the exercise of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares of Common Stock subject to the Options are being acquired for such Optionee’s, estate’s or Transferee’s, as applicable, own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares of Common Stock either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares of Common Stock being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

(b) The Options are subject to the requirement that, if at any time the Board shall determine, in its sole and absolute discretion, that the listing, registration or qualification of the shares of Common Stock subject to the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of such shares of Common Stock under the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

12. Duties of Company. The Company will at all times during the term of the Options:

(a) Reserve and keep available for issue such number of shares of its authorized and unissued shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement;

(b) Pay all original issue taxes with respect to the issue of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith; and

(c) Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

13. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

14. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties hereto are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Duval County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

15. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

16. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or by facsimile delivery as follows:

The Optionee:	[●]
Telephone: [●]

The Company:	Esports Entertainment Group, Inc.
170 Pater House, Psaila Street
Birkirkara, Malta, BKR 9077
Telephone: 356 2757 7000

or to such other address as either of them, by notice to the other, may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

17. Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled from the non-prevailing party to its reasonable attorneys’ fee, costs and expenses.

18. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance, shall be governed or interpreted according to the laws of the State of Nevada without regard to choice of law considerations.

19. Oral Evidence. This Agreement, along with the Plan, a director and/or employment agreement, and any amendment thereto, constitute the entire agreement between the parties hereto and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be made by facsimile signature, which shall be deemed to be an original.

21. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have set their hand the day and year first above written.

ESPORTS ENTERTAINMENT GROUP, INC.

By:
Name:	Grant Johnson
Title:	Chief Executive Officer

OPTIONEE:

By:
Name:
Address:

[Signature page to Non-qualified Stock Option Agreement]

EXHIBIT A

FORM OF NOTICE OF OPTION EXERCISE

To: Esports Entertainment Group, Inc. (the “Company”)

(1) The undersigned hereby elects to purchase __________ shares of Common Stock of the Company (the “Shares”) pursuant to the terms of the Option Agreement by and between the Company and the undersigned dated as of __________ ___, 20__, and tenders herewith payment of the exercise price in full as set forth below.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States in the form of cash or by a bank check or cashier’s check made payable by the undersigned to the Company;

[  ] in lawful money of the United States in the form of a wire transfer to the account specified by the Company;

[  ] in the form of shares of a “cashless exercise”; or

[  ] in the form of shares of Common Stock pursuant to Section 3 of the Plan.

(3) Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

____________________________________

The Shares shall be delivered via overnight courier (with tracking information to be provided to the undersigned) to the following address:

____________________________ ____________________________ ____________________________ Attn: ________________________ Tel: _________________________

OPTIONEE __________________________________

[Exhibit A to Non-qualified Stock Option Agreement]